FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

December 13, 2002

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 835-5900

ANALYSTS INTERNATIONAL CORPORATION

(Information to be included in the Report)

ITEM 8.  CHANGE IN FISCAL YEAR.

On December 13, 2002, the Board of Directors of Analysts International Corporation approved a change in the Company’s fiscal year-end from December 31 to a 52-week - 53-week fiscal year.  Therefore, in each given year the Company’s fiscal year will end the Saturday closest to December 31.

For fiscal year 2002, the Company’s fiscal year will end on December 28, 2002.  The Company’s 2003 fiscal year will commence on December 29, 2002 and end on January 3, 2004.  The Company will not file, unless requested by the Commission, a transitional report.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned, thereunto duly authorized.

                                                                                                ANALYSTS INTERNATIONAL CORPORAITON

Dated: December 20, 2002	By:	/s/ DAVID J. STEICHEN
David J. Steichen
Controller and Assistant Treasurer
(Chief Accounting Officer)